UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 Inwood Road Dallas, Texas		75235
(Address of Principal Executive Offices)		(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2021, Taysha Gene Therapies, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Pegasus Park, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 15,000 square feet of office space at 3000 Pegasus Park Drive, Dallas, Texas 75247 (the “Office Space”).

The Lease commences on the date on which certain improvements to the Office Space have been made and the Office Space is tendered to the Company for possession, which the Company and the Landlord presently anticipate to be delivered on or about April 15, 2021, and will have a term of approximately ten years. The Company has an option to extend the term of the Lease for one additional period of five years. The Company’s obligation for the payment of base rent for the Office Space will initially be approximately $32,500.00 per month and will increase annually, up to an estimated monthly base rent of $50,418.17 during the term of the Lease. The Company is obligated to pay operating costs and utilities applicable to the Office Space. The Company was required to provide a security deposit of $32,500.00 in connection with its entry into the Lease. The Company will be responsible for costs of constructing interior improvements within the Office Space that exceed a construction allowance provided by the Landlord not to exceed $40.00 per rentable square foot.

The Company has a right of first refusal with respect to certain additional adjacent office space before the Landlord accepts any offer for such space.

The Landlord has the right to terminate the Lease, or the Company’s right to possess the Office Space without terminating the Lease, upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company. The Company may terminate the Lease if the Office Space is not delivered will all improvements to be made by the Landlord pursuant to the Lease substantially completed by May 31, 2021.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

Dated: January 15, 2021	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer